UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2012

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Class B Shareholders

The Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Annual Meeting”) was held on Monday, January 9, 2012.

Election of Directors

At the Annual Meeting, the Class B Shareholders elected each of the following incumbent directors to Apollo Group’s Board of Directors to serve until the next annual meeting of Class B Shareholders in 2013, or until his or her earlier resignation or removal as follows:

Nominee	For	Against	Abstain	Broker Non- Vote
Dr. John G. Sperling	475,149	0	0	0
Terri C. Bishop	475,149	0	0	0
Gregory W. Cappelli	475,149	0	0	0
Richard H. Dozer	475,149	0	0	0
Charles B. Edelstein	475,149	0	0	0
Dr. Roy A. Herberger, Jr.	475,149	0	0	0
Dr. Ann Kirschner	475,149	0	0	0
Robert S. Murley	475,149	0	0	0
K. Sue Redman	475,149	0	0	0
Manuel F. Rivelo	475,149	0	0	0
Darby E. Shupp	475,149	0	0	0
Peter V. Sperling	475,149	0	0	0
George A. Zimmer	475,149	0	0	0

Ratification of Deloitte & Touche LLP Appointment

In addition to electing Apollo Group’s Board of Directors, at the Annual Meeting the Class B Shareholders also ratified the appointment of Deloitte & Touche LLP as Apollo Group’s independent registered public accounting firm for the fiscal year ending August 31, 2012, as follows:

For	Against	Abstain	Broker Non-Vote
475,149	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

January 12, 2012	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer